Exhibit 99.1

American Mortgage Acceptance Company

Appoints Two New Members to the Board of Trustees

The Board of Trustees of American Mortgage Acceptance Company ("AMAC" or the "Company") (AMEX:AMC) today announced that James L. Duggins and George P. Jahn were elected to the Board of Trustees of the Company, serving in newly created positions. The terms for both Mr. Duggins, who is AMAC's Chief Executive Officer, and Mr. Jahn, who is an independent trustee, will be until AMAC's 2007 annual meeting of shareholders.

"Larry Duggins and George Jahn both bring tremendous real estate and capital markets experience to AMAC's Board of Trustees, and compliment our existing mix of expertise among our Board members," commented Marc D. Schnitzer, AMAC's Chairman. "We are confident that Larry and George will make meaningful contributions to the future success of AMAC."

In addition to serving as AMAC's Chief Executive Officer, Mr. Duggins serves as the Chief Executive Officer of CharterMac's recently acquired subsidiary ARCap Investors, LLC ("ARCap"), a real estate fund manager specializing in the acquisition, management and servicing of high-yield commercial mortgage-backed securities ("CMBS") and high-yield direct real estate loans. Mr. Duggins co-founded ARCap's predecessor, REMICap, in April 1996. Prior to REMICap, Mr. Duggins served as a Managing Director of the Business Acquisition Group of Banc One Management and Consulting Corporation where he was responsible for negotiating new servicing contracts and for analyzing and acquiring CMBS investments. Mr. Duggins has been involved in various aspects of mortgage finance and commercial banking for nineteen years. He received a Master of Science in Finance, a Master of Business Administration and a Bachelor of Arts in History from Louisiana State University.

Mr. Jahn, recently retired from his position as an associate real estate officer of the New York State Teachers Retirement System ("NYSTERS"), after having directed the $4.0 billion mortgage investment program for six years. Prior to joining NYSTERS, he managed the conduit origination program for Citicorp Securities, Inc. Mr. Jahn has over 40 years of experience in the real estate finance industry. He received a Master of Business Administration and a Bachelor of Arts in History from New York University.

About the Company

AMAC is a real estate investment trust that specializes in multifamily and commercial real estate finance. AMAC originates and acquires first mortgage, mezzanine and bridge loans secured by properties throughout the United States. AMAC is externally advised by a subsidiary of CharterMac (NYSE:CHC). For more information, please visit our website at http://www.americanmortgageco.com or contact the Investor Relations Department directly at (800) 831-4826.

Certain statements in this document may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in AMAC's most recent Annual Report on Form 10-K and in its other filings with the Securities and

Exchange Commission and include, among others, risks of investing in uninsured and non-investment grade mortgage assets and subordinated Commercial Mortgage-Backed Securities ("CMBS"); competition in acquiring desirable investments; interest rate fluctuations; risks associated with hedging transactions, which can limit gains and increase exposure to loss; risks associated with investments in real estate generally and the properties which secure many of our investments; general economic conditions, particularly as they affect the value of our assets and the credit status of our borrowers; dependence on our external Advisor for all services necessary for our operations; conflicts which may arise among us and other entities affiliated with our Advisor which have similar investment policies to ours; risks associated with the repurchase agreements we utilize to finance our investments and the availability of financing generally; and risks associated with our contemplated CDO transactions, which include, but are not limited to, the inability to acquire eligible investments for a CDO issuance and the inability to find suitable replacement investments in collateralized debt obligations with reinvestment periods. Such forward-looking statements speak only as of the date of this document. AMAC expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in AMAC's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.